UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) February 14, 2006


                            NetFabric Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-21419                   76-0307819
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)

    Three Stewart Court, Denville, NJ                               07834
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 (Address of principal executive offices)                         (zip code)


       Registrant's telephone number, including area code - (973) 887-2785


          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On February 14, 2006, NetFabric Holdings, Inc. (the "Company"), along with its subsidiaries, entered into a Security Agreement, dated February 10, 2006 with LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"). Under the Security Agreement, Laurus purchased from the Company a Secured Convertible Note , with a maturity date of February 10, 2009,in the aggregate principal amount of $1,500,000 and a Secured Non-Convertible Revolving Note in the aggregate principal amount of $1,500,000. Availability under the notes is based on an advance rate equal to 90% of eligible accounts receivable, and Laurus has agreed to provide the Company an over advance for a specified period.

     The Secured Convertible Note has a three-year term, and bears interest at 1% above the prime rate, with a minimum interest rate of 8%. Laurus shall have the option, but not the obligation, at any time until the Maturity Date to convert all or any portion of the Secured Convertible Note and accrued interest into shares of the Company's common stock at an exercise price of $0.91 per share. If converted in full the Company would be obligated to issue an aggregate of 1,648,352shares of Common Stock. The Company has the option, but not the obligation, to prepay the Secured Convertible Note by paying Laurus the applicable redemption premium.

     The Secured Non-Convertible Revolving Note has a three-year term, and bears interest at 1% above the prime rate, with a minimum interest rate of 8%.

     In connection with the borrowing, the Company issued to Laurus a common stock purchase option ("Option") to purchase up to 4,256,550 shares of the Company's common stock for a nominal consideration. Additionally, the Company and Laurus entered into a registration rights agreement ("Registration Rights Agreement") covering the registration common stock underlying the Secured Convertible Note and the Option.

     The Company's obligations under the Secured Convertible Note and Secured Non-Convertible Note are secured by first liens on all assets of the Company, and Laurus may accelerate all obligations under the notes upon an event of default.

     The Company utilized approximately $1.9 million of the initial borrowing to repay all amounts owed to Cornell Capital Partners, LP pursuant to a Secured Convertible Debenture.

Item 3.02 Unregistered Sales of Equity Securities


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
     See Item 2.03


Item 9.01 Financial Statements And Exhibits

     (a)  None

     (b)  None

     (c)  Exhibits

Exhibit No.                    Description
-----------                    -----------

Exhibit 99.1 Security  Agreement,  dated  February 10, 2006, by  and between the
             Company and Laurus Master Fund, Ltd.

Exhibit 99.2 Secured  Convertible  Note,  date February 10, 2006, by and between the Company and Laurus Master Fund, Ltd.

Exhibit 99.3 Secured  Non-Convertible  Note,  date  February  10,  2006,  by and between the Company and Laurus Master Fund, Ltd.

Exhibit 99.4 Option, dated February 10, 2006, by the Company.

Exhibit 99.5 Registration  Rights  Agreement,  dated  February 10, 2006,  by and between the Company and Laurus Master Fund, Ltd.

Exhibit 99.6 Subsidiary   Guaranty,  dated  February  10,  2006  from  NetFabric
             Corporation and UCA Services, Inc.

Exhibit 99.7 Letter  agreement,  dated February 10, 2006 between the Company and
             Laurus Master Fund.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NETFABRIC HOLDINGS, INC.



Date:  February 15, 2006                    By:   /s/Jeff Robinson
                                              ---------------------------
                                              Name: Jeff Robinson
                                              Title: Chairman and CEO


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